Exhibit 10.3

Loan Contract

(Chongwen) Nong-Yin-Jie No.0872 Borrower (Full Name): Duoyuan Digital Printing Technology Industry (China) Co., Ltd.

Lender (Full Name): Agricultural Bank of China Chongwen Branch, Beijing

In accordance with applicable laws and regulations of the State, both parties hereto enter into this loan contract (the “Contract”) after mutual consultation.

Article I Loan
1 Type of Loan: revolving debt
2 Purpose of Loan: for purchasing raw materials
3 Currency and Amount (in Capital Letters) of Loan: Twenty million RMB
4 Term of Loan

(1) See the table below for the term of the Loan.

Release				Maturity
Year	Month	Day	Amount	Year	Month	Day	Amount
2007	6	30	Twenty million	2008	6	29	Twenty million

(Additional sheets may be attached to the above table when the space in the above table is insufficient and shall constitute a part of the Contract.)

(2) In the event of any discrepancy between the amount, release and maturity dates of the Loan as stated in the Contract and those recorded on the loan document, the latter shall prevail. The loan document shall constitute a part of and enjoy the same effectiveness as the Contract.
(3) When the Loan hereunder is in a foreign currency, the Borrower shall pay principal and interest of the Loan in the currency in which the Loan has been originally released to him/her.

5. Interest Rate

Interest rate of RMB loans shall be determined using the (2) method described here below:

(1) Floating Interest Rate:

The interest rate of the Loan shall float by ×% (up/down) the base rate and the annual interest rate shall be %. The base rate of a loan for a term of five years or less shall be the base rate of RMB loans in the same period as publicized by the People’s Bank of China, and that of a loan for a term of more than five years shall be said base rate of RMB loans plus × (in capital letters) percent.

Interest rate adjustment shall take place at an interval of × (in capital letters) month. In the event of an adjustment to the base interest rate of RMB loans by the People’s Bank of China, the Lender shall determine the new applicable interest rate of the Loan based on the adjusted base rate of loans for appropriate term without further notifying the Borrower. When the date of a base rate adjustment coincides with the release date of the Loan or the date of the initial month of said adjustment interval that corresponds to the release date of the Loan, the new applicable rate shall be determined from the date of the adjustment. When no such corresponding date is available, the last day of the month shall be deemed as the corresponding date.

(2) Fixed Interest Rate

The interest rate of the Loan shall float by 10 % up (up/down) the base rate and the annual interest rate shall be 6.732% until the maturity date of the Loan. The base rate of a loan for a term of five years or less shall be the base rate of RMB loans in the same period as publicized by the People’s Bank of China, and that of a loan for a term of more than five years shall be said base rate of RMB loans plus × (in capital letters) percent. Interest rate of foreign-currency loans shall be determined using the × method described here below:

(1) The interest rate shall be floating based on      × (in capital letters) months × that is composed of (in capital letters) months’ × (LIBOR/HIBOR) + × % as interest rate difference. LIBOR/HIBOR shall be the London/Hong Kong inter-bank offered rate publicized by Routers as of two working days before the interest calculation date for loans of the corresponding term.

(2) Apply the annual interest rate of × % until the maturity date of the Loan.

(3) Other Method: ×     .

6. Interest Settlement

Interest of the Loan hereunder shall be settled on a quarterly (monthly/quarterly) basis and the date of interest settlement shall be the 20th day of each quarter’s final month (month/quarter’s final month). The Borrower shall pay interest on each date of interest settlement. If the final principal payment date of the Loan isn’t a date of interest settlement, the outstanding interest shall be paid in full together with the principal (daily interest rate = monthly interest rate/ 30).

Article II. The Lender shall have the right to reject provision of the Loan hereunder if the following requirements are not satisfied:
1 The Borrower shall open basic account with the Lender.
2 The Borrower shall provide relevant documents, materials and properly fulfill appropriate procedures as requested by the Lender.
3 When the Loan hereunder is in a foreign currency, the Borrower shall have properly fulfilled all approval, registration and other statutory procedures in connection with the Loan as required by the present clause.
4 In the event that the Loan hereunder involves mortgage or pledge guarantee, the appropriate registration and/or insurance procedures shall have been properly fulfilled as required by the Lender and such guarantee and insurance shall remain valid. If the Loan hereunder involves a surety guarantee, the surety contract shall have been signed and fallen into force and effect.

Article III. Rights and Obligations of Lender
1. The Lender shall have the right to keep informed of conditions of the Borrower’s business and financial activities as well as inventories of materials and use of the Loan, and to require the Borrower to provide financial statements as well as other materials and information on a regular basis.
1 When the Borrower incurs any of the unfavorable actions or situations set forth in provisions including without limitation to Sub-clauses 7, 8 and 10 of Article IV herein that is sufficient to endanger security of the Loan, the Lender may suspend release of the Loan or recover it earlier.
2 When recovering principal, interest, penal interest, compound interest of the Loan and other fees and charges payable by the Borrower as contracted herein or earlier than scheduled, the Lender may transfer the amounts to be so recovered from any account of the Borrower.
3 When the amount paid by the Borrower is insufficient to pay off the sum due and payable hereunder, the Lender may opt to use the amount to pay the principal, interest, penal interest, compound interest or fees and charges of the Loan.
4 If the Borrower has failed to fulfill the obligation of paying the Loan, the Lender may publicly disclose the Borrower’s default.
5 The Lender shall release the Loan to the Borrower in full amount and on time as agreed herein.

Article IV Rights and Obligations of Borrower
1 The Borrower shall have the right to obtain and use the Loan as agreed herein.
2 The Borrower shall handle current settlements and deposits in connection with the Loan hereunder through the account set forth in Article II herein.
3 If the Loan hereunder is in a foreign currency, the Borrower shall properly fulfill appropriate approval, registration and other statutory procedures in connection with the Loan in accordance with applicable regulations.
4 The Borrower shall pay principal and interest of the Loan as scheduled. When the Borrower needs an extension of the term of the Loan, it shall lodge a written application to the Lender within 15 days before the maturity date of the Loan, and sign an extension agreement after obtaining the Lender’s consent.
5 The Borrower shall use the Loan for the purpose contracted herein without seizing or diverting the Loan for any other purposes.
6 The Borrower shall provide the Lender with true, complete and valid financial statements and other relevant materials and information on a monthly basis, and actively collaborate with the Lender’s inspection of its business and financial activities and use of the Loan hereunder.
7 The Borrower shall notify the Lender in advance in writing and obtain the Lender’s consent before it executes any contracting, lease, joint stock system reform, joint venture, consolidation, merger, division, asset assignment, application for cessation of operation for rectification purpose or for dissolution or bankruptcy, or any other action that is sufficient to cause changes to the debtor-creditor relationship hereunder or to impair the Lender’s realization of its creditor’s rights, and shall not implement any of the foregoing actions until it has identified the accountability for debts paying or paid off all debts earlier.
8 The Borrower shall immediately notify the Lender in writing when it incurs any other circumstances other than  the actions set forth in the foregoing sub-clause that will have material negative influence on its fulfillment of the payment obligation hereunder, such as cessation of production, wind-up, registration cancellation, revocation of business license, legal representative or superintendent’s engagement in illegal activities or involvement in major legal actions or arbitration, severe difficulty in business operation, deterioration of financial status, etc., and shall implement the creditor’s right preservation measures that have been accepted by the Lender.
9 The Borrower shall notify the Lender in advance in writing and obtain the Lender’s consent if it provides guarantee for other persons’ debts or mortgages or pledges its major assets to a third person that may possibly impair its ability to pay the Loan hereunder.
10 The Borrower and its investor(s) shall not secretly withdraw funds, transfer assets or assign shares without  permission in order to evade the payment obligation to the Lender.

11 The Borrower shall duly notify the Lender in writing of changes to the Borrower’s name, legal representative, address or business scope.
12 The Borrower shall promptly provide other guarantee measures accepted by the Lender in the event that the guarantor of the Loan hereunder incurs such situations as cessation of operation, wind-up, cancellation of registration, revocation of business license, bankruptcy or suffering a losing result in business operation and has partially or completely lost the guaranteeing capability matching the Loan, or that the collateral, pledge or pledged title serving as guarantee of the Loan hereunder suffers decrement in value.
13 The Borrower shall cover the costs and expenses of attorney’s service, insurance, transportation, appraisal,  registration, safekeeping, identification and public notarization that are in connection with the Contract or the guarantee hereunder.

Article V. Early Payment of Loan
The Borrower shall obtain the Lender’s consent before making an earlier payment of the Loan; and if the Lender agrees upon such earlier payment, interest on the portion so paid earlier shall be calculated and paid at the time of the payment using the two method described here below:
1 Calculate and collect interest based on the term of the Loan and applicable interest rate agreed in the Contract.
2 Calculate and collect interest based on the actual term of the Loan and at the applicable interest rate agreed herein plus ZERO (in capital letters) percent.

Article VI. Defaults
1 If the Lender has failed to release the Loan to the Borrower in full and as scheduled and consequently caused loss to the Borrower, it shall pay penalty to the Borrower based on the defaulted amount and the days of  duration of the default, which penalty shall be calculated using the same method applicable to overdue loan payment in the same period.
2 In the event that the Borrower has failed to pay principal of the Loan as per the schedule agreed herein, the Lender shall impose penal interest upon the overdue amount from the overdue date and at the applicable interest rate of the Loan as set forth herein plus FIFTY (in capital letters) percent until the principal and interest of the Loan is paid off in full. If the People’s Bank of China adjusts upwards the base interest rate of RMB loans in the same period during such overdue payment, the penal interest rate shall be raised accordingly from the date of the adjustment to the extent that the Loan hereunder is in RMB.

3 If the Borrower has failed to use the Loan as contracted, the Lender shall impose penal interest on the defaulted amount from the date of the default and at the applicable interest rate of the Loan as agreed herein plus ONE  HUNDRED (in capital letters) percent until the principal and interest of the Loan is paid in full. If the People’s Bank of China adjusts upwards the base interest rate of RMB loans in the same period during such default, the penal interest rate shall be raised accordingly from the date of the adjustment to the extent that the Loan hereunder is in RMB.
4 The Lender will charge compound interest in accordance with regulations of the People’s Bank of China on interest due and payable but remaining outstanding.
5 In the event of the Borrower’s breach of its obligations hereunder, the Lender shall have the right to require the Borrower’s correction of the breach within specified period of time, suspend release of the Loan, recover earlier the amount of the Loan that has been previously released, and declare immediate maturity of loans under other loan contracts between the Borrower and the Lender or take other asset preservation measures.
6 If any guarantor of the Loan hereunder has breached the obligations agreed herein, the Lender shall have the right to suspend release of the Loan, recover earlier the amount of the Loan that has been previously released  or take other asset preservation measures.
7 If the Lender resorts to legal action or arbitration for realization of its creditor’s rights as result of the Borrower’s default of the Contract, the Borrower shall assume the attorney’s fee, traveling expense and other costs and expenses that the Lender has paid for such realization of creditor’s rights.

Article VII. Guarantee
The form of guarantee of the Loan hereunder is Maximum collateralized loan balance and the guarantee contract is to be separately signed. If maximum-value guarantee is adopted, the guarantee contract number is .

Article VIII. Settlement of Disputes
Disputes occurring during performance of the Contract may either be settled through mutual consultation of both parties or through the 1 method described here below:
1 Legal action: Such disputes shall be subject to jurisdiction of the people’s court in the place of the Lender.
2 Arbitration: The disputes shall be submitted to × (full name of arbitrating agency) for arbitration in accordance with its arbitration rules.
During such legal action or arbitration, performance of provisions of the Contract other than those concerned in the dispute shall be continued.

Article IX. Miscellaneous
Maximum collateralized loan balance term:2005.07.28—2007.07.27

Article X. Effectiveness of Contract
The Contract shall take effect from the date of signatures or seals by the Lender and the Borrower.

Article XI. Counterparts
The Contract is made in four identical copies, with each party hereto respectively holding one, the guarantors respectively keeping one copy and four copies, all enjoying the same effectiveness.

Article XII. Notice
The Lender has reminded the Borrower to fully and accurately understand all printed clauses herein and made appropriate clarifications of the clauses as requested by the Borrower. Both parties have common understanding regarding implications of the Contract.

Borrower (Signature/Seal) Lender (Signature/Seal):
Agricultural Bank of China Beijing Chongwen District Branch Special
Seal for Loan Contract Approval

Legal Representative: Officer in Charge or Authorized Representative:

Date Signed:

Place Signed: